UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

FNDS3000 CORP

(Exact name of registrant as specified in its charter)

Delaware	333-138512	51-0571588
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North, Suite 201

Ponte Vedra Beach, Florida 32082

(Address of principal executive offices)

(904) 273-2702

(Registrant’s telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Law Offices of Stephen M. Fleming PLLC

110 Wall Street, 11th Floor

New York, New York 10005

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On December 5, 2008, John Hancock was appointed as a director and Chief Executive Officer of FNDS3000 Corp (the “Company”). In connection with Mr. Hancock’s appointment, Mr. Dodak resigned as Chief Executive Officer. Mr. Dodak will continue to serve as a director of the Company. In addition, John Watson, was appointed as a director and Executive Vice President of the Company. There are no understandings or arrangements between Messrs. Hancock and Watson and any other person pursuant to which either of them was selected as a director. Messrs. Hancock and Watson presently do not serve on any Company committee. Either Mr. Hancock or Mr. Watson may be appointed to serve as a member of a committee although there are no current plans to appoint either of them to a committee as of the date hereof. Messrs. Hancock and Watson do not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Neither Mr. Hancock nor Mr. Watson have entered into a transaction, nor is there any proposed transaction, between either party and the Company.

John Hancock, age 59, since 2005 has served as the President/Chairman of the British-American Business Council, a bilateral trade organization. Since 2002, Mr. Hancock has served as the Non-Executive Director of Manchester Airport Group Plc. From 1999 to 2005, Mr. Hancock served as the Chief Executive Officer of Galiform Plc (f/k/a MFI Furniture Group Plc) and a director from 1998 to 2005. From 1987 though 2000, Mr. Hancock held various positions with WHSmith Plc, a UK based retailer of news, books and travel products. Mr. Hancock served as a director of the UK based parent and also headed divisions in the United States and Canada. Mr. Hancock received a B.A. (Honors) in Medieval and Modern History from the University College London in 1971 and a M.A. (Business) from Sheffield University in 1973.

Mr. Watson, age 64, served from 2001 to 2006 as Executive Vice President and Chief Administrative Officer of Howdens Millwork Inc. (“Howdens”), a division of what is now Galiform Plc. As senior corporate officer in the United States, Mr. Watson had responsibility for planning, administration, human resources, property and finance. Mr. Watson continued as a consultant for Howdens until the end of 2007. From 1989 until 2001, Mr. Watson served as Executive Vice President of Rank America, the North American holding company of The Rank Group, Plc. North American operations included: Hard Rock Cafes International, a 50% interest in Universal Studios Florida and Deluxe Entertainment Services. As the senior corporate officer in the US, Mr. Watson was responsible for all financial and administrative facets of the North American operations of this division. In 2001, he was honored with an OBE by the UK Government for services to UK/USA commercial relationship.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNDS3000 CORP

Date: December 10, 2008	/s/ David Fann
David Fann
President